Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Fourth Quarter and Fiscal Year 2022 Financial Results
Achieves New Records for Total Investment Income and Net Investment Income
INCREASES DISTRIBUTION BY 8% TO $0.40 PER SHARE FOR THE FIRST QUARTER 2023
Menlo Park, Calif., March 1, 2023 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022 and the declaration by its Board of Directors of its first quarter 2023 distribution of $0.40 per share.
Fourth Quarter 2022 Highlights
▪Signed $221.2 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $104.7 million of new debt commitments to venture growth stage companies;
▪Funded $94.6 million in debt investments to 16 portfolio companies with a 15.4% weighted average annualized portfolio yield at origination;
▪Achieved a 15.3% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned a record net investment income of $20.5 million, or $0.58 per share;
▪Generated a record total investment income of $34.9 million;
▪Realized $6.5 million of gains from the sale of publicly held shares of ForgeRock, Inc.;
▪TPVG portfolio company Imperfect Foods, Inc. was acquired;
▪Realized a record 18.0% return on average equity, based on net investment income during the quarter;
▪Eight portfolio companies raised an aggregate $308.5 million of capital in private financings during the quarter;
▪Held debt investments in 57 portfolio companies, warrants in 107 portfolio companies and equity investments in 48 portfolio companies as of December 31, 2022;
▪Debt investment portfolio weighted average investment ranking of 2.06 as of quarter’s end;
▪Net asset value of $419.9 million, or $11.88 per share, as of December 31, 2022;
▪Ended the quarter with a 1.36x leverage ratio; and
▪Increased and declared a first quarter distribution of $0.40 per share, payable on March 31, 2023; bringing total declared distributions to $13.45 per share since the Company’s initial public offering.
Fiscal Year 2022 Highlights
▪Earned a record net investment income of $63.6 million, or $1.94 per share;
▪Generated a record total investment income of $119.4 million;
▪Achieved a portfolio fair value of $949.3 million;
▪Paid record distributions of $1.55 per share;
▪Signed a record $1.95 billion of term sheets with venture growth stage companies at TPC and TPVG closed $593.7 million of new debt commitments to venture growth stage companies;
▪Funded $416.6 million in debt investments to 40 portfolio companies with a 14.2% weighted average annualized portfolio yield at origination and funded $6.1 million in direct equity investments in private rounds of financing to 16 portfolio companies;
▪36 portfolio companies raised an aggregate $2.40 billion of capital in private financings;
▪Achieved a 14.7% weighted average annualized portfolio yield on total debt investments;
▪Raised $55.3 million of net proceeds from the public issuance of 4,161,807 shares of common stock;
▪Amended the Revolving Credit Facility to, among other things, extend the revolving period from November 30, 2022 to May 31, 2024 and the scheduled maturity date from May 31, 2024 to November 30, 2025;
▪Raised $125.0 million in aggregate principal amount from the private issuance of 5.00% fixed rate, institutional notes due 2027;
▪In April, DBRS, Inc. reaffirmed TPVG’s investment grade rating, BBB Long-Term Issuer rating, with a stable trend outlook;
▪Three TPVG portfolio companies completed SPAC mergers and six TPVG portfolio companies were acquired; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $22.5 million, or $0.64 per share, as of December 31, 2022.

“During 2022, we remained selective and grew the portfolio to record levels, achieving both record total investment income and net investment income while over-earning our distribution,” said Jim Labe, chairman and chief executive officer of TPVG. “Based on our portfolio’s earning power, our board increased our quarterly distribution 8% for the first quarter, representing our second consecutive quarterly increase and a total increase of 11% since third quarter 2022.”
“We believe that the steps we have taken to further enhance our portfolio and funding diversification position us well to create sustainable shareholder value,” said Sajal Srivastava, president and chief investment officer of the Company. “Our focus remains on taking advantage of compelling growth-stage venture lending opportunities to expand and further diversify the portfolio in a prudent manner and increase shareholder returns over time.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended December 31, 2022, the Company entered into $104.7 million of new debt commitments with 12 portfolio companies, funded debt investments totaling $94.6 million to 16 portfolio companies, acquired warrants valued at $1.1 million in 16 portfolio companies and made equity investments of $0.4 million in two portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 15.4% at origination. During the quarter, the Company received $33.7 million of principal prepayments, $35.7 million of early repayments (including refinancings) and $3.5 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the fourth quarter was 15.3%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the fourth quarter was 18.0%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of December 31, 2022, the Company held debt investments in 57 portfolio companies, warrants in 107 portfolio companies and equity investments in 48 portfolio companies. The total cost and fair value of these investments were $959.4 million and $949.3 million, respectively.
Total portfolio investment activity for the three months and years ended December 31, 2022 and 2021 was as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Beginning portfolio at fair value	$962,430	$767,013	$865,340	$633,779
New debt investments, net(a)	92,528	157,035	407,587	401,095
Scheduled principal amortization	(3,464)	(9,590)	(22,910)	(61,892)
Principal prepayments and early repayments	(69,431)	(60,803)	(240,727)	(160,939)
Net amortization and accretion of premiums and discounts and end-of-term payments	3,488	3,034	13,903	8,050
Payment-in-kind coupon	1,727	1,647	6,320	7,977
New warrant investments	1,109	3,015	5,942	8,534
New equity investments	725	3,053	7,471	7,737
Proceeds from dispositions of investments	(7,680)	(428)	(12,542)	(15,511)
Net realized gains (losses) on investments	(28,830)	(819)	(43,483)	(19,626)
Net change in unrealized gains (losses) on investments	(3,326)	2,183	(37,625)	56,136
Ending portfolio at fair value	$949,276	$865,340	$949,276	$865,340
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended December 31, 2022, TPC entered into $221.2 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of December 31, 2022, the Company’s unfunded commitments totaled $324.0 million, of which $88.9 million was dependent upon portfolio companies reaching certain milestones. Of the $324.0 million of unfunded commitments, $224.0 million will expire during 2023, $72.0 million will expire during 2024 and $28.0 million will expire during 2025, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $34.9 million for the fourth quarter of 2022, representing a weighted average annualized portfolio yield of 15.3% on total debt investments, as compared to $25.9 million and 14.9% for the fourth quarter of 2021. The increase in total investment and other income was primarily due to a greater weighted average principal amount outstanding on our income-bearing debt investment portfolio and higher investment yields. For the year ended December 31, 2022, the Company’s total investment and other income was $119.4 million, as compared to $87.4 million for the year ended December 31, 2021, representing a weighted average annualized portfolio yield on total debt investments of 14.7% and 13.7%, respectively.
Operating expenses for the fourth quarter of 2022 were $14.5 million as compared to $13.0 million for the fourth quarter of 2021. Operating expenses for the fourth quarter of 2022 consisted of $8.4 million of interest expense and amortization of fees, $4.2 million of base management fees, $0.6 million of administration agreement expenses and $1.3 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $4.1 million during the fourth quarter. Operating expenses for the fourth quarter of 2021 consisted of $4.8 million of interest expense and amortization of fees, $3.3 million of base management fees, $3.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.2 million of general and administrative expenses. The Company’s total operating expenses were $55.9 million and $46.3 million for the years ended December 31, 2022 and 2021, respectively. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $7.4 million during the year ended December 31, 2022.
For the fourth quarter of 2022, the Company recorded net investment income of $20.5 million, or $0.58 per share, as compared to $12.9 million, or $0.42 per share, for the fourth quarter of 2021. The increase in net investment income between periods was driven primarily by greater investment and other income. Net investment income for the year ended December 31, 2022 was $63.6 million, or $1.94 per share, compared to $41.1 million, or $1.33 per share, for the year ended December 31, 2021.
During the fourth quarter of 2022, the Company recognized net realized losses on investments of $29.0 million, resulting primarily from $34.6 million of realized losses from the disposition of investments in Medly Health Inc. and $0.9 million of other realized losses, partially offset by $6.5 million of realized gains from the sale of publicly traded shares held in ForgeRock, Inc. During the fourth quarter of 2021, the Company recorded $1.2 million of net realized losses on investments.
Net change in unrealized losses on investments for the fourth quarter of 2022 was $3.3 million, consisting of $0.5 million of net unrealized losses on our debt portfolio from fair value adjustments, partially offset by the reversal of previous unrealized losses on Medly Health Inc., $9.9 million of net unrealized losses on our warrant and equity portfolio resulting from reversals of previous unrealized gains on ForgeRock, Inc. and fair value adjustments, and $7.1 million of net unrealized gains from foreign currency adjustments. Net change in unrealized gains on investments for the fourth quarter of 2021 were $2.2 million. The Company’s net realized and unrealized losses were $83.6 million for the year ended December 31, 2022, compared to net realized and unrealized gains of $35.5 million for the year ended December 31, 2021.
The Company’s net decrease in net assets resulting from operations for the fourth quarter of 2022 was $11.8 million, or $0.33 per share, as compared to a net increase in net assets resulting from operations of $13.9 million, or $0.45 per share, for the fourth quarter of 2021. For the year ended December 31, 2022, the Company’s net decrease in net assets resulting from operations was $20.1 million, or $0.61 per share, as compared to a net increase in net assets resulting from operations of $76.6 million, or $2.47 per share, for the year ended December 31, 2021.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of December 31, 2022, the weighted average investment ranking of the Company’s debt investment portfolio was 2.06, as compared to 2.04 at the end of the prior quarter. During the quarter ended December 31, 2022, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: two portfolio companies with an aggregate principal balance of $43.9 million were downgraded from White (2) to Yellow (3).

The following table shows the credit categories for the Company’s debt investments at fair value as of December 31, 2022 and 2021:

	December 31, 2022			December 31, 2021
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$55,921	6.6%	3	$166,091	21.9%	8
White (2)	699,008	81.9	48	538,167	71.1	38
Yellow (3)	88,912	10.4	5	41,628	5.5	2
Orange (4)	9,110	1.1	1	11,336	1.5	1
Red (5)	—	—	—	—	—	—
	$852,951	100.0%	57	$757,222	100.0%	49
NET ASSET VALUE
As of December 31, 2022, the Company’s net assets were $419.9 million, or $11.88 per share, as compared to $434.5 million, or $14.01 per share, as of December 31, 2021.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2022, the Company had total liquidity of $234.3 million, consisting of cash, cash equivalents and restricted cash of $59.3 million and available capacity under its Revolving Credit Facility of $175.0 million (which excludes an additional $50.0 million available under the Revolving Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. The Company ended the quarter with a 1.36x leverage ratio, and an asset coverage ratio of 174%.
DISTRIBUTION
On February 21, 2023, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the first quarter of 2023, representing an 8% increase over the prior quarter’s $0.37 per share quarterly distribution and an 11% increase over the first quarter 2022 distribution. The first quarter 2023 distribution is payable on March 31, 2023 to stockholders of record as of March 15, 2023. As of December 31, 2022, the Company had estimated spillover income of $22.5 million, or $0.64 per share.
RECENT DEVELOPMENTS
Since December 31, 2022 and through February 28, 2023:
▪TPC’s direct originations platform entered into $55.5 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $3.7 million of additional debt commitments; and
▪The Company funded $29.8 million in new investments.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, March 1, 2023, to discuss its financial results for the quarter and fiscal year ended December 31, 2022. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through April 1, 2023, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 8744117. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	December 31, 2022	December 31, 2021
Assets
Investments at fair value (amortized cost of $959,407 and $837,849, respectively)	$949,276	$865,340
Cash and cash equivalents	51,489	51,272
Restricted cash	7,771	7,875
Deferred credit facility costs	4,128	2,170
Prepaid expenses and other assets	1,869	1,013
Total assets	$1,014,533	$927,670

Liabilities
Revolving Credit Facility	$175,000	$200,000
2025 Notes, net	69,543	69,348
2026 Notes, net	198,598	198,155
2027 Notes, net	123,839	—
Other accrued expenses and liabilities	27,613	25,676
Total liabilities	$594,593	$493,179

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	353	310
Paid-in capital in excess of par value	470,572	414,218
Total distributable earnings (loss)	(50,985)	19,963
Total net assets	$419,940	$434,491
Total liabilities and net assets	$1,014,533	$927,670

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	35,348	31,011
Net asset value per share	$11.88	$14.01

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$34,430	$25,172	$116,573	$82,829
Other income	519	697	2,851	4,563
Total investment and other income	$34,949	$25,869	$119,424	$87,392

Operating expenses
Base management fee	$4,203	$3,266	$15,753	$12,513
Income incentive fee	—	3,226	6,651	10,276
Interest expense and amortization of fees	8,383	4,784	26,761	17,373
Administration agreement expenses	585	502	2,258	2,000
General and administrative expenses	1,283	1,184	4,446	4,126
Total operating expenses	$14,454	$12,962	$55,869	$46,288

Net investment income	$20,495	$12,907	$63,555	$41,104

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(28,963)	$(1,237)	$(46,000)	$(20,001)
Net change in unrealized gains (losses) on investments	(3,326)	2,183	(37,625)	56,136
Net realized loss on extinguishment of debt	—	—	—	(681)
Net realized and unrealized gains/(losses)	$(32,289)	$946	$(83,625)	$35,454

Net increase (decrease) in net assets resulting from operations	$(11,794)	$13,853	$(20,070)	$76,558

Per share information (basic and diluted)
Net investment income per share	$0.58	$0.42	$1.94	$1.33
Net increase (decrease) in net assets per share	$(0.33)	$0.45	$(0.61)	$2.47
Weighted average shares of common stock outstanding	35,283	30,989	32,690	30,936

Regular distributions declared per share	$0.37	$0.36	$1.45	$1.44
Special distributions declared per share	0.10	—	0.10	—
Total distributions declared per share	$0.47	$0.36	$1.55	$1.44

Weighted Average Portfolio Yield
on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Weighted average portfolio yield on total debt investments(2)	15.3%	14.9%	14.7%	13.7%
Coupon income	11.5%	9.6%	10.8%	9.7%
Accretion of discount	0.9%	1.1%	0.8%	0.9%
Accretion of end-of-term payments	1.8%	1.6%	1.8%	1.5%
Impact of prepayments during the period	1.1%	2.6%	1.3%	1.6%
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(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.